Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces First Quarter 2024 Results

May 8, 2024

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the first quarter of 2024.

Summary Highlights
•Adjusted EBITDA(1) of $340 million in the first quarter of 2024
•Net income of $57 million in the first quarter of 2024
•Adjusted EPS(2) of $0.67 on a fully diluted basis in the first quarter of 2024
•EPS of $0.26 on a fully diluted basis in the first quarter of 2024
•Funds from Operations per share(3) of $0.92 on a fully diluted basis in the first quarter of 2024
•Illustrative Adjusted EBITDA Goal(4) of ~$2 billion in the full year 2024

"This has been a tremendous quarter for the company with a number of significant milestones. We have completed the construction of our first FLNG unit and are currently commissioning the asset, with First LNG expected later this month and first full cargo expected in June. We commenced operations in Brazil at both of our LNG terminals and have 2.2 gigawatts of power under construction. Additionally, we completed the sale of the power plants that we developed for FEMA in Puerto Rico and concurrently won an 80 Tbtu island-wide gas contract, paving the way for significant expansion of our business in Puerto Rico. These milestones underscore our commitment to growth, sustainability, and long-term shareholder value," said Wes Edens, NFE chairman and chief executive.
Financial Highlights
We generated significant Funds from Operations per share(3) of $0.92 on a fully diluted basis in the first quarter of 2024, the majority of which was generated by contracted downstream assets.

At the same time, we expect a significant decrease in our Capex(5) compared to the prior year. We executed several transactions to further support our cash flows and balance sheet during the quarter, including the sale of non-core assets and issuance of 2029 Notes. Net proceeds from this issuance were mainly used to repay a portion of our 2025 Notes and Revolving Facility, as well as fund capital projects.

On May 7, 2024, NFE’s Board of Directors approved a dividend of $0.10 per share, with a record date of June 15, 2024 and a payment date of June 27, 2024.

Financial Detail

	Three Months Ended
(in millions)	March 31, 2023	December 31, 2023	March 31, 2024
Revenues	$579.1	$758.4	$690.3
Net income	$151.6	$214.9	$56.7
Diluted EPS	$0.71	$1.06	$0.26
Adjusted net income(6)	$187.6	$206.6	$138.4
Adjusted EPS(2)	$0.90	$1.01	$0.67
Terminals and Infrastructure Segment Operating Margin(7)	$402.1	$373.2	$350.1
Ships Segment Operating Margin(7)	$78.7	$54.2	$34.2
Total Segment Operating Margin	$480.8	$427.4	$384.3
Adjusted EBITDA(1)	$440.0	$387.6	$340.1

The Company continues to evaluate opportunities to refinance all or a portion of its 6.75% senior secured notes due September 2025.

Please refer to our Q1 2024 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA,” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.
2) “Adjusted EPS” is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of performance or liquidity derived in accordance with GAAP. We calculate Adjusted EPS as Adjusted Net Income (Note 13 below) divided by the weighted average shares outstanding on a fully diluted basis for the period indicated. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall evaluation of the Company in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance. Adjusted EPS does not have a standardized meaning, and different companies may use different definitions. Therefore, this term may not be necessarily comparable to similarly titled measures reported by other companies.
3) “Funds From Operations per share” means net income attributable to stockholders, computed in accordance with GAAP, excluding gains or losses from sales of assets, depreciation and amortization and impairment charges divided by the weighted average shares outstanding on a fully diluted basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We believe that FFO is helpful to investors as supplemental measures of the performance of our infrastructure investments. We believe that FFO can facilitate comparisons of operating performance between periods by excluding the effect of depreciation and amortization related to our infrastructure investments and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other registrants and accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and they should not be considered as an alternative to net income attributable to stockholders, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
4) “Illustrative Adjusted EBITDA Goal” means our forward-looking goal for Adjusted EBITDA for the relevant period and is based on the "Illustrative Total Segment Operating Margin Goal" less illustrative Core SGA assumed to be at approximately $150mm for 2024 including the pro rata share of Core SG&A from unconsolidated entities. For the purpose of this presentation, we have assumed an average Total Segment Operating Margin between $5.38 and $43.49 per MMBtu for all downstream terminal economics, because we assume that (i) we purchase delivered gas at a weighted average of $6.20 in 2024, (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations because the liquefaction facility and related infrastructure and supply chain to deliver LNG from Pennsylvania or Fast LNG (“FLNG”) does not exist, and those costs will be distributed over the larger volumes. We assume all Brazil terminals and power plants are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. For Vessels chartered to third parties, this measure reflects the revenue from those charters, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $147k per day per vessel. For Fast LNG, this measure reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu is higher than the cost we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate goal.
5) For future periods, Capex or net Capex reflects management’s estimate of total expected cash payments in such period less cash proceeds received by the Company for related asset sales or direct asset financings. Investors are encouraged to review the related GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
6) “Adjusted Net Income” means Net Income attributable to stockholders as presented in the relevant Form 10-K or Form 10-Q for the relevant financial period as adjusted by non-cash impairment charges and gains or losses on disposal of our assets.
7) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. Our segment measure also excludes unrealized mark-to-market gains or losses on derivative instruments and certain contract acquisition costs.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Wednesday, May 8, 2024 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 256-1007 (toll free from within the U.S.) or +1-323-701-0225 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE First Quarter 2024 Earnings Call” or conference code 9244538.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com under the Investors section within “Events & Presentations.” Please allow time prior to the call to visit the site and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The Company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the Company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “can,” “could,” “should,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “believes,” “schedules,” “progress,” “targets,” “budgets,” “outlook,” “trends,” “forecasts,” “projects,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” or the negative version of those words or other comparable words. Forward looking statements include: our expectation regarding raising external financing; the successful development, construction, completion, operation and/or deployment of facilities and the timing of first gas or first LNG, including our FLNG, Brazil, Nicaragua and Puerto Rico projects, on time, within budget and within the expected specifications, capacity and design; our expectation regarding increases in earnings and decreases in capital expenditures beginning in 2024, Illustrative Adjusted EPS and FFO Goals; our expectation regarding the common dividend; and future strategic plans; and all the information in the exhibits to this press release. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company’s control. Actual results or events may differ materially from the results anticipated in these forward-looking statements. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: risks related to the development, construction, completion or commissioning schedule for the facilities; risks related to the operation and maintenance of our facilities and assets; failure of our third-party contractors, equipment manufacturers, suppliers and operators to perform their obligations for the development, construction and operation of our projects, vessels and assets; our ability to implement our business strategy; the risk that proposed transactions may not be completed in a timely manner or at all, including related to the Company’s proposed Asset Sales, including whether a market will develop for such assets and whether the Company will be able to agree to acceptable pricing and other terms offered by potential buyers; inability to successfully develop and implement our technological solutions, including our Fast LNG technology, or that we do not receive the benefits we expect from the Fast LNG technology; cyclical or other changes in the LNG and natural gas industries; competition in the energy industry; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new or changes to existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no duty to update or revise any forward-looking statements, even though our situation may change in the future or we may become aware of new or updated information relating to such forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.’s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Relations:
Chance Pipitone
ir@newfortressenergy.com

Media Relations:
Ben Porritt
press@newfortressenergy.com
(516) 268-7403
Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Condensed Consolidated Statements of Operations
For the three months ended December 31, 2023 and March 31, 2024
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	December 31, 2023	March 31, 2024
Revenues
Operating revenue	$643,037	$609,504
Vessel charter revenue	67,192	46,655
Other revenue	48,129	34,162
Total revenues	758,358	690,321

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	258,485	229,117
Vessel operating expenses	9,092	8,396
Operations and maintenance	61,938	68,548
Selling, general and administrative	48,056	70,754
Transaction and integration costs	2,159	1,371
Depreciation and amortization	62,164	50,491
Asset impairment expense	10,958	—
Loss (gain) on sale of assets, net	(21,534)	77,140
Total operating expenses	431,318	505,817
Operating income	327,040	184,504
Interest expense	76,951	77,344
Other (income) expense, net	(13,586)	19,112
Loss on extinguishment of debt, net	—	9,754
Income before income from equity method investments and income taxes	263,675	78,294
Income (loss) from equity method investments	(2,766)	—
Tax provision	46,037	21,624
Net income	214,872	56,670
Net (income) loss attributable to non-controlling interest	2,335	(2,589)
Net income attributable to stockholders	$217,207	$54,081

Net income per share - basic	$1.06	$0.26
Net income per share - diluted	$1.06	$0.26

Weighted average number of shares outstanding – basic	205,032,928	205,061,967
Weighted average number of shares outstanding – diluted	205,563,276	205,977,720

Adjusted EBITDA
For the three months ended March 31, 2024
(Unaudited, in thousands of U.S. dollars)
Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income, cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of our overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, certain non-capitalizable contract acquisition costs plus our pro rata share of Adjusted EBITDA from certain unconsolidated entities, less the impact of equity in earnings (losses) of certain unconsolidated entities and gains from the sale of assets.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of certain unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income, and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income and diluted earnings per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the three months ended March 31, 2023, December 31, 2023 and March 31, 2024:

(in thousands)	Three Months Ended March 31, 2023	Three Months Ended December 31, 2023	Three Months Ended March 31, 2024
Total Segment Operating Margin	$480,817	$427,352	$384,260
Less: Core SG&A (see definition above)	40,796	39,780	44,112
Less: Pro rata share Core SG&A from unconsolidated entities	14	—	—
Adjusted EBITDA (Non-GAAP)	$440,007	$387,572	$340,148

Net income	$151,566	$214,872	$56,670
Add: Interest expense	71,673	76,951	77,344
Add: Tax provision	28,960	46,037	21,624
Add: Depreciation and amortization	34,375	62,164	50,491
Add: Asset impairment expense	—	10,958	—
Add: SG&A items excluded from Core SG&A (see definition above)	11,342	8,276	26,642
Add: Transaction and integration costs	494	2,159	1,371
Add: Other (income) expense, net	25,005	(13,586)	19,112
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	111,141	(1,491)	—
Add: Loss on extinguishment of debt, net	—	—	9,754
Add: Loss (gain) on sale of assets, net	—	(21,534)	77,140
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities	15,431	—	—
Add: Loss (income) from equity method investments	(9,980)	2,766	—
Adjusted EBITDA	$440,007	$387,572	$340,148

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income, adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, gains on asset sales, interest expense, other (income) expense, loss on extinguishment of debt, net, (income) loss from equity method investments and tax (benefit) expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended March 31, 2024
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships	Total Segment	Consolidation and Other	Consolidated
Segment Operating Margin	$350,072	$34,188	$384,260	$—	$384,260
Less:
Selling, general and administrative					70,754
Transaction and integration costs					1,371
Depreciation and amortization					50,491
Interest expense					77,344
Other expense, net					19,112
Loss on sale of assets, net					77,140
Loss on extinguishment of debt, net					9,754
Tax provision					21,624
Net income					$56,670

Three Months Ended December 31, 2023
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships	Total Segment	Consolidation and Other ⁽¹⁾	Consolidated
Segment Operating Margin	$373,154	$54,198	$427,352	$1,491	$428,843
Less:
Selling, general and administrative					48,056
Transaction and integration costs					2,159
Depreciation and amortization					62,164
Asset impairment expense					10,958
Gain on sale of assets, net					(21,534)
Interest expense					76,951
Other (income), net					(13,586)
Loss from equity method investments					2,766
Tax provision					46,037
Net income					214,872

(1)Consolidation and Other also adjusts for the exclusion of the unrealized mark-to-market gain or loss on derivative instruments in our segment measure.

Three Months Ended March 31, 2023
(in thousands of $)	Terminals and Infrastructure	Ships ⁽[1]⁾	Total Segment	Consolidation and Other ⁽[2]⁾	Consolidated
Segment Operating Margin	$402,139	$78,678	$480,817	$(126,586)	$354,231
Less:
Selling, general and administrative					52,138
Transaction and integration costs					494
Depreciation and amortization					34,375
Interest expense					71,673
Other expense, net					25,005
(Income) from equity method investments					(9,980)
Tax provision					28,960
Net income					$151,566

(1)Ships includes our effective share of revenues, expenses and operating margin attributable to our 50% ownership of Hilli LLC, prior to the disposition of this investment.
(2)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of Hilli LLC in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

The following table sets forth a reconciliation between net income attributable to stockholders and earnings per share adjusted for non-cash impairment charges and losses on disposals of assets.

	Three months ended March 31, 2023	Three months ended December 31, 2023	Three months ended March 31, 2024
Net income attributable to stockholders	$150,206	$217,207	$54,081
Non-cash impairment charges, net of tax	—	10,958	—
Loss (gain) on sale of assets	—	(21,534)	77,140
Loss on disposal of equity method investment	37,401	—	7,222
Adjusted net income	$187,607	$206,631	$138,443

Weighted-average shares outstanding - diluted	209,325,619	205,563,276	205,977,720

Adjusted earnings per share	$0.90	$1.01	$0.67

Funds from Operations
For the three months ended March 31, 2024
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

The following table sets forth a reconciliation between net income attributable to stockholders and Funds from operations ("FFO") and FFO per share. We have defined FFO as net income attributable to stockholders, adjusted by depreciation and amortization, gains or losses from the sale of assets and impairment charges, each as reported in our financial statements.

	Three months ended March 31, 2023	Three months ended December 31, 2023	Three months ended March 31, 2024
Net income attributable to stockholders	$150,206	$217,207	$54,081
Depreciation/amortization	34,375	62,164	50,491
Non-cash impairment charges, net of tax	—	10,958	—
Loss (gain) on sale of assets	—	(21,534)	77,140
Loss on disposal of equity method investment	37,401	—	7,222
Funds from operations	$221,982	$268,795	$188,934
Weighted-average shares outstanding - diluted	209,325,619	205,563,276	205,977,720
Funds from operations / share	$1.06	$1.31	$0.92

Condensed Consolidated Balance Sheets
As of March 31, 2024 and December 31, 2023
(Unaudited, in thousands of U.S. dollars, except share amounts)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$143,457	$155,414
Restricted cash	171,476	155,400
Receivables, net of allowances of $12,828 and $1,158, respectively	335,313	342,371
Inventory	186,584	113,684
Prepaid expenses and other current assets, net	201,953	213,104
Total current assets	1,038,783	979,973

Construction in progress	5,797,511	5,348,294
Property, plant and equipment, net	2,175,882	2,481,415
Equity method investments	—	137,793
Right-of-use assets	726,391	588,385
Intangible assets, net	211,854	51,815
Goodwill	776,760	776,760
Deferred tax assets, net	27,549	9,907
Other non-current assets, net	125,632	126,903
Total assets	$10,880,362	$10,501,245

Liabilities
Current liabilities
Current portion of long-term debt and short-term borrowings	$291,518	$292,625
Accounts payable	524,535	549,489
Accrued liabilities	417,612	471,675
Current lease liabilities	147,793	164,548
Other current liabilities	185,415	227,951
Total current liabilities	1,566,873	1,706,288

Long-term debt	6,734,860	6,510,523
Non-current lease liabilities	552,619	406,494
Deferred tax liabilities, net	93,083	44,444
Other long-term liabilities	36,645	55,627
Total liabilities	8,984,080	8,723,376

Commitments and contingencies

Series A convertible preferred stock, $0.01 par value, 96,746 shares authorized, issued and outstanding as of March 31, 2024 (0 as of December 31, 2023); aggregate liquidation preference of $96,746 and $0 at March 31, 2024 and December 31, 2023	96,655	—

Stockholders’ equity
Class A common stock, $0.01 par value, 750 million shares authorized, 205.0 million issued and outstanding as of March 31, 2024; 205.0 million issued and outstanding as of December 31, 2023	2,050	2,050
Additional paid-in capital	1,043,652	1,038,530
Retained earnings	561,422	527,986
Accumulated other comprehensive income	64,179	71,528
Total stockholders' equity attributable to NFE	1,671,303	1,640,094
Non-controlling interest	128,324	137,775
Total stockholders' equity	1,799,627	1,777,869
Total liabilities, convertible preferred stock and stockholders’ equity	$10,880,362	$10,501,245

Condensed Consolidated Statements of Operations
For the three months ended March 31, 2024 and 2023
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues
Operating revenue	$609,504	$501,688
Vessel charter revenue	46,655	76,524
Other revenue	34,162	919
Total revenues	690,321	579,131

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	229,117	184,938
Vessel operating expenses	8,396	13,291
Operations and maintenance	68,548	26,671
Selling, general and administrative	70,754	52,138
Transaction and integration costs	1,371	494
Depreciation and amortization	50,491	34,375
Loss on sale of assets, net	77,140	—
Total operating expenses	505,817	311,907
Operating income	184,504	267,224
Interest expense	77,344	71,673
Other expense, net	19,112	25,005
Loss on extinguishment of debt, net	9,754	—
Income before income from equity method investments and income taxes	78,294	170,546
Income from equity method investments	—	9,980
Tax provision	21,624	28,960
Net income	56,670	151,566
Net (income) attributable to non-controlling interest	(2,589)	(1,360)
Net income attributable to stockholders	$54,081	$150,206

Net income per share – basic	$0.26	$0.72
Net income per share – diluted	$0.26	$0.71

Weighted average number of shares outstanding – basic	205,061,967	208,707,385
Weighted average number of shares outstanding – diluted	205,977,720	209,325,619

Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2024 and 2023
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$56,670	$151,566
Adjustments for:
Depreciation and amortization	50,491	34,608
Deferred taxes	(6,822)	—
Share-based compensation	5,248	—
Movement in credit loss allowances	11,588	(167)
Loss on asset sales	77,140	—
Loss on extinguishment of debt	9,754	—
(Earnings) recognized from vessels chartered to third parties transferred to Energos	(23,952)	(31,954)
Loss on the disposal of equity method investment	7,222	37,401
Other	12,697	(2,743)
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(8,656)	28,136
(Increase) in inventories	(85,539)	(2,271)
(Increase) in other assets	(19,394)	(27,966)
Decrease in right-of-use assets	57,190	13,336
Increase (decrease) increase in accounts payable/accrued liabilities	63,208	(43,400)
(Decrease) in amounts due to affiliates	(3,479)	(2,519)
(Decrease) in lease liabilities	(62,090)	(9,709)
(Decrease) increase in other liabilities	(71,226)	55,822
Net cash provided by operating activities	70,050	200,140

Cash flows from investing activities
Capital expenditures	(683,449)	(563,268)
Sale of equity method investment	136,365	100,000
Asset sales	328,999	—
Other investing activities	(1,695)	—
Net cash used in investing activities	(219,780)	(463,268)

Cash flows from financing activities
Proceeds from borrowings of debt	2,164,687	700,000
Payment of deferred financing costs	(25,781)	(5,903)
Repayment of debt	(1,944,044)	(1,080)
Payment of dividends	(32,326)	(649,796)
Other financing activities	(4,919)	—
Net cash provided by financing activities	157,617	43,221
Impact of changes in foreign exchange rates on cash and cash equivalents	(3,768)	948
Net increase (decrease) in cash, cash equivalents and restricted cash	4,119	(218,959)
Cash, cash equivalents and restricted cash – beginning of period	310,814	855,083
Cash, cash equivalents and restricted cash – end of period	$314,933	$636,124